EXHIBIT 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 14, 2006

SIERRA VENTURES VI, L.P.

By:	/s/ David C. Schwab
Name:	David C. Schwab
Title:	General Partner
on behalf of SV Associates VII, L.P., the General Partner of Sierra Ventures VI, L.P.

SV ASSOCIATES VI, L.P.

By:	/s/ David C. Schwab
Name:	David C. Schwab
Title:	General Partner

SIERRA VENTURES VII, L.P.

By:	/s/ David C. Schwab
Name:	David C. Schwab
Title:	Manager
on behalf of Sierra Ventures Associates VII, LLC, the General Partner of Sierra Ventures VII, L.P.

SIERRA VENTURES ASSOCIATES VII, LLC

By:	/s/ David C. Schwab
Name:	David C. Schwab
Title:	Manager